Exhibit 10.13

Pledge AGREEMENT

This Pledge Agreement dated as of March 30, 2016 (this “Agreement”), is between Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Secured Party”), and each of the undersigned Pledgors reflected on the signature pages hereof (each a “Pledgor” and collectively the “Pledgors”, and with Secured Party, the “Parties”).

INTRODUCTION

Secured Party and Aspirity Energy LLC are parties to that certain ISDA Master Agreement effective as of March 30, 2016, including all schedules, annexes, confirmations (including the Base Confirmation), and transactions thereunder (as amended or otherwise modified from time to time, the “ISDA Master Agreement”). In connection therewith, and in consideration of the transactions entered into thereunder, each Pledgor has agreed to grant certain security interests to Secured Party under this Agreement in order to secure the obligations owed by Company to Secured Party under the ISDA Master Agreement.

Therefore, in consideration of the foregoing and for other good and valuable consideration received, each Pledgor agrees as follows:

SECTION 1.

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, terms used herein and not otherwise defined herein shall have the meaning set forth in the ISDA Master Agreement and the following terms shall have the following meanings:

“Affiliate” means, with respect to a Party, any entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Party. For this purpose, “control” means the direct or indirect ownership of 50% or more of the outstanding capital stock or other equity interests having ordinary voting power.

“Agreement” means this Agreement, as amended or otherwise modified from time to time.

“Collateral” means all of Pledgor’s right, title, and interest in, to, and under the following, whether now owned or hereafter acquired:

(i) all Pledged Interests; and

(ii) all renewals, replacements, additions, and substitutions for the foregoing; all proceeds of the foregoing; and all books, records, contract rights, and general intangibles arising from or relating to the foregoing (including all insurance and claims for insurance for the benefit of Pledgor in respect of any of the foregoing).

“Company” means Aspirity Energy LLC.

“Event of Default” has the meaning specified in the ISDA Master Agreement.

“ISDA Master Agreement” has the meaning specified in the preamble hereto.

“Lien” means a security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, or other lien, or any priority or other security arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Pledged Interest Issuer” means the Company.

“Pledged Interests” means present and future securities, membership interests, general or limited partnership interests, and other equity interests (in each case, whether or not certificated and whether or not represented as securities, general intangibles, or otherwise) issued by Pledged Interest Issuer, other than those currently issued to Secured Party, including those described in the attached Exhibit A, together with all dividends, distributions, cash, instruments, and other proceeds from time to time received or otherwise distributed in respect of the foregoing, including, as applicable, unit and partnership interest rights, options, warrants, rights to subscribe, dividends, liquidating dividends or distributions, unit dividends, new membership or partnership interests, or other properties or benefits on account of such property.

“Pledgor” and “Pledgors” have the meanings specified in the preamble hereto.

“Organic Documents” means the Operating Agreement of Aspirity Energy LLC, dated as of May 28, 2015, as amended or otherwise modified from time to time, and the Operating Agreement of Aspirity Holdings LLC dated November 1, 2015, as amended or otherwise modified from time to time.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Remedy Event” means the occurrence of any Event of Default or Termination Event with respect to Company under the ISDA Master Agreement.

“Secured Obligations” means all obligations of Company to Secured Party or any of Secured Party’s Affiliates and all obligations of each Pledgor to Secured Party or any of Secured Party’s Affiliates, in each case whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, to the extent arising under or owed under the terms of any and all Transaction Documents (including post-petition interest or other obligations arising under the terms of any Transaction Document for which Pledgor obtains relief under bankruptcy or other laws providing for relief from creditors) and any renewals, extensions, increases or rearrangements of foregoing.

“Secured Party” has the meaning specified in the preamble hereto.

“Security Documents” means this Agreement, the Security Agreement, the Control Agreements (as defined in the Security Agreement), and any UCC financing statements evidencing security interests under the foregoing and any other documents or agreements from time to time executed in favor of or delivered to Secured Party granting, supporting, evidencing or consenting to a Lien or setoff rights to secure or support the Secured Obligations or any rights of Secured Party in connection therewith.

“Transaction Documents” means the ISDA Master Agreement, the Security Documents, and any other agreement entered into between or among Company and Secured Party or Secured Party’s Affiliates, or between or among any Pledgor and Secured Party or Secured Party’s Affiliates, that is related thereto.

“Termination Event” has the meaning specified in the ISDA Master Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; the use of “and/or” in any provision shall not be deemed to imply that any other use of “or” is exclusive; and the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.

GRANTING AND PERFECTION

Each Pledgor represents, warrants, and agrees with Secured Party as follows:

2.1 Grant of Security Interest.

(a) Pledgor hereby grants to Secured Party a security interest in all of Pledgor’s right, title, and interest in, to, and under the Collateral to secure the payment and performance of the Secured Obligations. To the extent that the Collateral is not subject to the UCC, Pledgor collaterally assigns all of Pledgor’s right, title, and interest in, to, and under such Collateral to Secured Party to secure the payment and performance of the Secured Obligations to the full extent that such a collateral assignment is possible under applicable law.

(b) Notwithstanding the grant in Section 2.1(a), until Pledgor has received notice from Secured Party pursuant to Section 5.9 of this Agreement:

(i) Pledgor shall be entitled to receive and retain any cash dividends distributed in respect of the Pledged Interests owned by Pledgor, provided that any (i) non-cash dividends, instruments, and other property received or otherwise distributed in respect of or in substitution for any such Pledged Interests, (ii) cash dividends and other distributions in connection with a partial or total liquidation or dissolution of a Pledged Interest Issuer or in connection with a reduction of paid-in capital or paid-in surplus of a Pledged Interest Issuer, and (iii) cash distributed in respect of a redemption of principal of, or in exchange for, any such Pledged Interests, shall in each case be promptly delivered to Secured Party for disposition and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be promptly delivered to Secured Party as Collateral in the same form as so received, with any necessary endorsement; and

(ii) With regard to the Pledged Interests owned by Pledgor, Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Interests owned by Pledgor for any purpose not inconsistent with the terms of this Agreement. Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all proxies and other instruments that Pledgor may reasonably request to enable Pledgor to exercise the voting and other rights which it is entitled to exercise hereunder and to receive the dividends, distributions, or interest payments which it is authorized to receive and retain hereunder. Nothing herein shall restrict the voting rights of Secured Party with respect to any interests Secured Party may hold in Pledged Interest Issuer or any other Person.

2.2 Pledgor Remains Liable. Anything herein to the contrary notwithstanding: (a) Pledgor shall remain liable under any document or agreement included within the Collateral to the extent set forth therein to perform Pledgor’s obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Secured Party of any rights hereunder shall not release Pledgor from any obligations under any document or agreement included within the Collateral; and (c) Secured Party shall not have any obligation under any document or agreement included within the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform or fulfill any of the obligations of Pledgor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment Pledgor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.

2.3 Ownership. Pledgor has good and indefeasible title to the assets which comprise the Collateral as represented by Pledgor free from any Liens, except for Permitted Liens, as the term is defined in the Security Agreement. No effective recorded interest, financing statement, or similar recording or filing covering any part of the Collateral is on file in any governmental office. Pledgor shall not, without the prior written consent of Secured Party, grant any Lien, option, restriction, claim, or other encumbrance on or against the Collateral, or lease, sell, or otherwise transfer any of Pledgor’s rights in the Collateral. The inclusion of proceeds as part of the Collateral shall not be deemed express permission by this Agreement to any sale or disposition of any Collateral. There are no restrictions applicable to Secured Party upon the voting rights associated with, or upon the transfer of, any of the Collateral, except those in favor of Secured Party.

2.4 Perfection.

(a) As of the date of this Agreement, the Pledgor information attached hereto as Exhibit A is true and correct. Pledgor shall not take or permit any action that would result in the information on Exhibit A to no longer be accurate.

(b) That portion of the Pledged Interests consisting of membership interests, general or limited partnership interests, or other equity interests issued by the Pledged Interest Issuers described on Exhibit A are not and shall not become certificated, unless all certificates representing or evidencing such Pledged Interests have been delivered to Secured Party in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank. Pledgor agrees that it will cause each Pledged Interest Issuer issuing Pledged Interests owned by Pledgor not to issue any membership interests, general or limited partnership interests, or other equity interests in addition to or in substitution for the Pledged Interests described on Exhibit A without the prior written consent of Secured Party.

(c) As of the date of this Agreement no Pledged Interest Issuer has created, and Pledgor agrees that except with the prior written consent of the Secured Party, Pledgor will not permit Pledged Interest Issuer to create, any outstanding options, warrants, rights to subscribe or obtain membership, partnership, or other equity interests, liquidating dividends or distributions, non-cash dividends, or other rights to receive properties or benefits with respect to equity ownership in such Pledged Interest Issuer, other than rights to receive cash distributions in accordance with the Organic Documents with respect to the membership interests, general or limited partnership interests, or other equity interests issued by the Pledged Interest Issuers described on Exhibit A. If Pledged Interest Issuer issues to Pledgor any membership interests, general or limited partnership interests, or other equity interests, options, warrants, rights to subscribe or obtain membership, partnership, or other equity interests, liquidating dividends or distributions, non-cash dividends, or other rights to receive properties or benefits with respect to equity ownership in such Pledged Interest Issuer, then Pledgor shall cause the same to be immediately delivered to Secured Party to be held in the manner contemplated by this Agreement as Collateral hereunder.

(d) Pledgor waives any provision of the organizational documents applicable to the Pledged Interests prohibiting or otherwise restricting the security interest and other rights granted to Secured Party hereunder. Pledgor hereby authorizes Secured Party to file financing statements against Pledgor covering the Collateral. The filing of such financing statements in favor of Secured Party with the Secretary of State of the State of Pledgor’s address set forth in Exhibit A is the only filing or recording necessary to perfect the security interests purported to be granted hereunder on the Collateral under the UCC, and no other filing, recording, authorization, authentication, consent, or other action is necessary (i) to allow Pledgor to perform Pledgor’s obligations hereunder with respect to such Pledged Interests, (ii) for the pledge by Pledgor of such Pledged Interests, or (iii) to permit Secured Party to exercise Secured Party’s rights and remedies hereunder with respect to such Pledged Interests (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

2.5 Other Perfection Matters. All tangible physical Collateral of Pledgor and all records relating to the Collateral are located at Pledgor’s address listed on Exhibit A. Pledgor will not change Pledgor’s address unless, prior to such change, it notifies Secured Party of such change and takes all actions reasonably requested by Secured Party to ensure the attachment, perfection, and priority of, and the ability of Secured Party to enforce against Pledgor, Secured Party’s rights in such Collateral under this Agreement.

2.6 Priority. The security interests created by this Agreement are valid, binding, and first priority, and Pledgor shall preserve and maintain the status of such security interests in the Collateral.

2.7 Further Assurances.

(a) Pledgor agrees to promptly execute and deliver all further agreements, and take all further action, that may be reasonably necessary or that Secured Party may reasonably request, in order to further evidence the Liens granted or purported to be granted hereunder and perfect and protect the same or to enable Secured Party to exercise and enforce Secured Party’s rights and remedies hereunder on the Collateral. Without limiting the foregoing, Pledgor shall, at Secured Party’s reasonable request: (i) mark conspicuously any tangible Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted or purported to be granted hereunder; and (ii) execute stock powers, pledge registration requests, financing statements, assignments, notices, and such other documents and agreements as Secured Party may reasonably request in order to perfect and preserve the security interests granted or purported to be granted hereunder. Pledgor shall furnish to Secured Party from time to time any statements and schedules further identifying and describing any of the Collateral owned by Pledgor and such other reports in connection with the Collateral owned by Pledgor as Secured Party may reasonably request.

(b) Pledgor agrees that, if Pledgor fails to perform under this Agreement, Secured Party may, but shall not be obligated to, perform Pledgor’s obligations under this Agreement and any reasonable expenses incurred by Secured Party in performing Pledgor’s obligations shall be paid by Pledgor. Any such performance by Secured Party may be made by Secured Party in reasonable reliance on any statement, invoice, or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of Secured Party hereunder shall be conclusively established by a certificate of any officer of Secured Party absent manifest error.

(c) Pledgor hereby designates and constitutes Secured Party as Pledgor’s attorney-in-fact with power at any time to take in the name of Pledgor any actions that Secured Party is authorized to take under this Agreement (such as the matters described in paragraph (b) above), to institute proceedings Secured Party deems necessary or desirable to enforce the rights of Secured Party with respect to this Agreement, and to take actions with respect to receiving, endorsing, and collecting instruments made payable to Pledgor representing any dividend, interest payment, or other distribution in respect of the Pledged Interests and giving full discharge for the same; provided that Secured Party shall not take action as attorney-in-fact for Pledgor except during the existence of an Remedy Event. All acts of said attorney are hereby ratified and approved by Pledgor, and said attorney shall not be liable for any acts of omission or commission, for any error of judgment, or for any mistake of fact or law, provided that Secured Party shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, omission to act, error, or mistake constituted gross negligence or willful misconduct or a violation of UCC Section 9-607(c) and/or UCC Section 9-610(b). The power of attorney granted under this subparagraph is coupled with an interest and is irrevocable.

(d) The powers conferred on Secured Party under this Agreement are solely to protect Secured Party’s rights under this Agreement and shall not impose any duty upon it to exercise any such powers. Except as elsewhere provided hereunder, Secured Party shall have no duty as to any of the Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to the Collateral. Without limiting the foregoing, Secured Party shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Interests, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Interests.

2.8 Security Interest Absolute. Pledgor agrees that the obligations of Pledgor hereunder shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise impaired by, and Pledgor waives any defenses to this Agreement which Pledgor has which relate to: (a) any invalidity or unenforceability of the Secured Obligations or any Transaction Document; (b) any claim, counterclaim, setoff, or other right which any Pledgor or Company may have in connection with the Transaction Documents or otherwise (provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim); (c) any increase, release, or other modification of, or any transfer of, the Secured Obligations or the Transaction Documents; (d) any grant, impairment, or release of any security or guaranty or other support for the Secured Obligations; (e) any change in the existence, structure, or ownership of, or any insolvency, bankruptcy, liquidation, dissolution, or resulting release of, any Pledgor or Company, or any Person liable for the payment or performance of the Secured Obligations; (f) the failure to give notice of any of the foregoing, notice of any breach or default, however denominated, under the Transaction Documents, or notice of nonpayment, demand for payment, intent to terminate, termination, or bringing of action to enforce payment or performance of the Secured Obligations or any other notice of any kind relating to the Secured Obligations; or (g) any other action taken or omitted which affects the Secured Obligations. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Secured Obligations must be refunded for any reason including any bankruptcy proceeding. It is the intention of Pledgor that Pledgor’s obligations hereunder shall not be discharged except by final payment of the Secured Obligations.

2.9 Additional Pledgors. Each Person that is required by Secured Party to become a party to this Agreement and who is not a signatory hereto shall (a) execute and deliver to Secured Party a joinder agreement substantially in the form of Exhibit B hereto (“Joinder Agreement”), and (b) deliver to Secured Party evidence that appropriate UCC financing statements and/or amendments thereto, in form and substance satisfactory to Secured Party have been filed. Upon the execution and delivery of any such Joinder Agreement by any such Person, such Person will automatically and immediately become a Pledgor for all purposes under this Agreement having effect as of the date specified in such Joinder Agreement.

SECTION 3.

MAINTENANCE OF COLLATERAL

Each Pledgor represents, warrants, and agrees with Secured Party as follows:

3.1 Value of Collateral.

(a) The Pledged Interests pledged by Pledgor constitute the percentage of the issued and outstanding membership, partnership, or other equity interest of each Pledged Interest Issuer set forth on Exhibit A hereto. The Pledged Interests pledged by Pledgor are duly authorized and validly issued and are fully paid and non-assessable.

(b) Pledgor has the legal right to vote, pledge, and grant a security interest in or otherwise transfer the Collateral to which it has any right, title, and interest and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement.

(c) The execution, delivery, and performance of this Agreement will not violate any requirement of law, any material contractual obligation of Pledgor, any Organic Document, or any restriction on the transfer or encumbrance of Collateral pledged by Pledgor, and will not result in, or require, the creation or imposition of any Lien on any Collateral pledged by Pledgor.

(d) This Agreement has been duly executed and delivered on behalf of Pledgor. This Agreement constitutes a legal, valid, and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.2 Limited Liability Companies.

(a) Each Organic Document applicable to the Pledged Interests owned by Pledgor has been duly authorized, executed, and delivered by all parties thereto, and is in full force and effect, enforceable against all parties thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). An accurate and complete copy of each such Organic Document has been made available for review by the Secured Party in connection with the execution of this Agreement, and such Organic Document has not been amended, supplemented, or otherwise modified, or performance thereunder waived.

(b) Pledgor shall furnish to the Secured Party promptly upon the giving or receipt thereof, copies of all material notices, requests, and other documents given to any party to each Organic Document applicable to the Pledged Interests owned by Pledgor or received by Pledgor under each such Organic Document, and from time to time furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may reasonably request.

(c) Pledgor has performed all of its obligations under each Organic Document applicable to the Pledged Interests pledged by Pledgor, and has no liability with respect to any additional capital contributions or other payment obligations thereunder. Pledgor shall maintain the Organic Document applicable to the Pledged Interests pledged by Pledgor in full force and effect.

(d) Pledgor shall not without the advance written consent of the Secured Party amend, supplement, or otherwise modify any Organic Document applicable to the Pledged Interests owned by Pledgor as in effect on the date hereof, waive performance under or terminate any provisions thereof, or consent to any of those actions. Pledgor shall not take any action in connection with any such Organic Document which materially impairs the value of the rights of the Secured Party therein, or consent to any such actions. If the Secured Party reasonably requests, Pledgor shall withhold from taking any action under any such Organic Document, or shall take such actions under any such Organic Document as the Secured Party may reasonably request.

(e) Pledgor shall not initiate any remedies or take any action to enforce Pledgor’s rights under any Organic Document applicable to the Pledged Interests owned by Pledgor without giving the Secured Party advance written notice of Pledgor’s intent to initiate such remedies or take such actions thereunder and the opportunity to consult with Pledgor regarding Pledgor’s proposed actions.

SECTION 4.

REMEDIES

Each Pledgor represents, warrants, and agrees with Secured Party as follows:

4.1 Remedies. During the existence of a Remedy Event, after Secured Party has provided written notice to each Pledgor thereof and any applicable cure period in the ISDA Master Agreement has expired, in addition to other remedies set forth in the Transaction Documents, at Secured Party’s option Secured Party may from time to time exercise one or more of the following remedies:

(a) Secured Party may exercise all the rights and remedies of a secured party under the UCC.

(b) Secured Party may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.

(c) Secured Party may by written notice to Pledgor suspend Pledgor’s rights to receive cash dividends or distributions and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive such cash dividends or distributions. All cash dividends or distributions thereafter received by Pledgor in violation of the foregoing shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor, and shall be promptly paid over to Secured Party to be held as Collateral in the same form as so received (with any necessary endorsement).

(d) Secured Party may by written notice to Pledgor suspend all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise with respect to any Pledged Interests, including those under any Organic Document, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights. Following such notice from Secured Party, Pledgor authorizes all other parties to follow the instructions of Secured Party and ignore the instructions of Pledgor with respect to such rights.

(e) Secured Party may, without further notice to Pledgor, transfer or register, in the name of Secured Party or any of its nominees, any of the Pledged Interests. In addition, Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Interests for certificates or instruments of smaller or larger denominations.

(f) Secured Party may request Pledgor to (and Pledgor shall to the extent requested promptly) assemble any Collateral and make it available to Secured Party at a place reasonably designated by Secured Party which is reasonably convenient to both Secured Party and Pledgor. Without limiting the foregoing, Secured Party may occupy any premises of Pledgor where any Collateral is held for a reasonable period in order to effectuate Secured Party’s rights and remedies, without obligation to Pledgor with respect to such taking control or occupation. Nothing in this Section 4.1(f) shall be construed to prohibit Pledgor from retaining copies of all records and Organic Documents.

(g) Secured Party may foreclose on any Collateral in any manner permitted by the courts of or in the State of New York or the state in which any Collateral is located or deemed located. If Secured Party should institute a suit for the collection of the Secured Obligations or foreclosure under this Agreement, Secured Party may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.

(h) Upon not less than ten (10) days’ notice, Secured Party may sell any Collateral at public or private sale, at the office of Secured Party or elsewhere, for cash or credit and upon such other terms as Secured Party deems commercially reasonable. Secured Party may sell any Collateral at one or more sales, and the security interest granted hereunder shall remain in effect as to the unsold portion of the Collateral. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any sale by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was adjourned. In the event that any sale hereunder is not completed or is defective in the opinion of Secured Party, Secured Party shall have the right to cause subsequent sales to be made hereunder. Any statements of fact or other recitals made in any bill of sale, assignment, or other document representing any sale hereunder, including statements relating to the occurrence of an Remedy Event, the status of the Secured Obligations, notice of the sale, the time, place, and terms of the sale, and other actions taken by Secured Party in relation to the sale may be conclusively relied upon by the purchaser at any sale hereunder. Secured Party may delegate to any agent the performance of any acts in connection with any sale hereunder, including the sending of notices and the conduct of the sale. Secured Party agrees that such sale shall be in accordance with UCC Section 9-610(b) (Disposition of Collateral After Default).

(i) Secured Party may, in its discretion, if in its reasonable opinion there is any question that a public sale or distribution of any Pledged Interests will violate any state or federal securities law, to the extent permitted by law, (A) offer and sell membership interests privately to purchasers who will agree to take them for investment purposes and not with a view to distribution, or (B) if lawful, sell such membership interests in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by Secured Party shall be deemed to be not “commercially reasonable” because so made. Secured Party shall cause to be placed on certificates for any or all of the Pledged Interests or on any other equity interests pledged hereunder a legend to the effect that such equity interest has not been registered under federal securities law and may not be disposed of in violation of the provision of said federal securities law. Pledgor shall cooperate fully with Secured Party in all respects in selling or realizing upon all or any part of the Pledged Interests. In addition, Pledgor shall fully comply with applicable securities laws and take such actions as Secured Party may reasonably request to permit Secured Party to sell or otherwise dispose of any Pledged Interests in compliance with such laws. Secured Party shall be under no obligation to delay a sale of any Pledged Interests for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the federal securities laws or under applicable state securities laws.

(j) Secured Party may exercise other rights and remedies under the ISDA Master Agreement permitted upon the occurrence of any breach, default, or event of default of Pledgor thereunder, however described, including rights and remedies to terminate commitments and agreements and accelerate obligations.

4.2 Rights and Waivers Regarding Remedies. Nothing herein contained shall be construed to constitute Pledgor as the agent of Secured Party for any purpose whatsoever, and Secured Party shall not be responsible or liable for any shortage, discrepancy, damage, loss, or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that Secured Party’s act or omission constituted gross negligence of willful conduct). Secured Party shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection, or payment of any amount due with respect to the Collateral or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that Secured Party’s error, omission, or delay constituted gross negligence or willful misconduct). Except as expressly assumed in writing, Secured Party does not assume any of Pledgor’s obligations to Secured Party, and Secured Party shall not be responsible in any way for the performance by Pledgor of any of the terms and conditions thereof.

Except as expressly provided in this Agreement or the Transaction Documents, Pledgor hereby waives (i) notice of breach, default, or event of default, notice of intent to take remedial action including acceleration, setoff, or termination, notice of remedial action including acceleration, setoff, or termination, and all other notices of any kind and (ii) all rights of redemption, valuation, appraisal, stay of execution, and all rights to a marshaling of the assets of Pledgor or Company, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

4.3 Application of Proceeds. Notwithstanding any other application specified herein, during the existence of an Remedy Event, any Collateral received by Secured Party from the sale of, collection of, or other realization upon any Collateral or any other amounts received or collected by Secured Party from or on account of the Collateral hereunder may be, at the discretion of Secured Party from time to time, (a) held by Secured Party as collateral for the Secured Obligations or (b) applied to the Secured Obligations. Amounts applied to the Secured Obligations shall be applied in the order determined by Secured Party in its sole discretion. Any surplus collateral or proceeds held by Secured Party after payment in full of the Secured Obligations and termination of all commitments of Secured Party under the Transaction Documents shall be paid over by Secured Party to Pledgor or to any other Persons that may be lawfully entitled to receive such surplus.

SECTION 5.

MISCELLANEOUS

Each Pledgor represents, warrants, and agrees with Secured Party as follows:

5.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

5.2 Amendments. No amendment, modification, or waiver in respect of this Agreement will be effective unless in writing and executed by the Party to be bound thereby.

5.3 Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any document, certificate, or statement delivered in connection therewith shall survive the execution and delivery of any agreements, documents, certificates, or statements.

5.4 Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies, and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies, and privileges provided by law.

5.5 Counterparts. This Agreement (and each amendment, modification, and waiver in respect of it) may be executed and delivered in counterparts (including by electronic transmission), each of which will be deemed an original.

5.6 No Waiver of Rights. A failure or delay in exercising any right, power, or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power, or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power, or privilege or the exercise of any other right, power, or privilege.

5.7 Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

5.8 Payment of Expenses and Indemnity. Pledgor agrees upon demand of Secured Party (a) to pay and reimburse Secured Party for any reasonable costs and expenses incurred by Secured Party in connection with the enforcement or preservation of any rights of Secured Party under this Agreement against Pledgor, and (b) to pay and reimburse Secured Party for, and indemnify and hold Secured Party harmless from and against, any recording and filing fees and any obligations with respect to stamp, excise, and other taxes, if any, that may be payable in connection with the execution, delivery, and performance of, or any amendment, supplement, waiver, or other modification of, this Agreement. The agreements in this Section 5.8 shall survive termination of this Agreement.

5.9 Notices. Any notice or other communication in respect of this Agreement may be given in any manner set forth below to the address provided in Exhibit A or number provided in the ISDA Master Agreement and will be deemed effective as indicated:

(a) if in writing and delivered in person or by courier, on the date it is delivered;

(b) if by e-mail or facsimile, on the date that electronic transmission is received by a responsible employee of the recipient in legible form; or

(c) if sent by certified or registered mail or the equivalent (return receipt requested), on the date that mail is delivered.

unless the date of that delivery or that receipt as applicable, is not a Local Business Day or that communication is delivered or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day. Either Party may by notice to the other change the address at which notices or other communications are to be given to all.

5.10 Governing Law and Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE SELECTING ANOTHER LAW).

5.11 Representation by Counsel. The parties are sophisticated and have been represented (or have had the opportunity to be represented) by their separate attorneys throughout the transactions contemplated by this Agreement in connection with the negotiation and drafting of this Agreement and any agreements and instruments executed in connection herewith. As a consequence, the parties do not intend that any presumption of law relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any document or instrument executed in connection herewith.

5.12 Transfer. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns. Except in connection with a transfer corresponding by Secured Party in connection with a transfer of the ISDA Master Agreement under Section 6(b)(ii) thereof, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either Party without the prior written consent of the other Party, except that Secured Party (but not Pledgor) may make such a transfer of this Agreement (i) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); (ii) to an Affiliate of Secured Party; (iii) to any Person providing financing or other financial arrangement to Secured Party or its Affiliates; and (iv) of all or any part of its interest corresponding to a transfer of any amount payable to Secured Party from Pledgor under Section 6(e) of the ISDA Master Agreement. Any purported transfer that is not in compliance with this Section will be void.

5.13 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.14 Acknowledgments. Pledgor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution, and delivery of the Transaction Documents, (b) Secured Party has no fiduciary relationship with or duty to Pledgor arising out of the Transaction Documents and (c) no joint venture is created by the Transaction Documents or otherwise exists by virtue of the transactions contemplated thereby between Secured Party and Pledgor.

5.15 Termination; Releases of Liens.

(a) At such time as all Secured Obligations have been irrevocably paid in full and Secured Party and its Affiliates have no commitments under the Transaction Documents, this Agreement shall immediately terminate (except with respect to provisions that expressly survive termination) and the Collateral shall be released from the Liens under this Agreement. Secured Party shall at the request of Pledgor and at the expense of Secured Party promptly deliver financing statement terminations and other releases to reflect the termination and release of Liens.

(b) If any of the Collateral shall be sold, transferred, distributed, or otherwise disposed of by Pledgor in a transaction not prohibited by any of the Transaction Documents, the security interest created hereby in any Collateral that is so sold, transferred, distributed, or otherwise disposed of shall automatically terminate and be released upon the closing or making, as applicable, of such sale, transfer, distribution, or other disposition, and such Collateral shall be sold, transferred, distributed or otherwise disposed of, as applicable, free and clear of the Lien and security interest created hereby; provided, however, that such security interest will continue to attach to all proceeds of such sales or other dispositions

(signatures follow)

EXECUTED as of the date first above written.

PLEDGOR:

ASPIRITY HOLDINGS, LLC

By:	/S/ Wiley H. Sharp III
Name:	Wiley H. Sharp III
Title:	CFO

SECURED PARTY:

EXELON GENERATION COMPANY, LLC

By:	/S/ James McHugh
Name:	James McHugh
Title:	SVP, Portfolio Management & Strategy

Signature Page to Pledge Agreement

Exhibit A

to Pledge Agreement

PLEDGOR INFORMATION:

Names and Addresses	Sharing Ratios
Aspirity Holdings LLC	100%
701 Xenia Avenue South, Suite 475
Minneapolis MN 55416

Exhibit A to Pledge Agreement

Exhibit B

Form of Joinder Agreement

JOINDER AGREEMENT

THIS JOINDER IN PLEDGE AGREEMENT AND ASSIGNMENT (this “Joinder Agreement”) is executed as of __ by [NAME] (the “Joining Party”), and delivered to Exelon Generation Company, LLC, a Pennsylvania limited liability company, as Secured Party under the Pledge Agreement (as defined below). Except as otherwise defined herein, terms used herein and defined in the Pledge Agreement shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Secured Party and Aspirity Energy LLC are parties to that certain ISDA Master Agreement effective as of March 30, 2016, including all schedules, annexes, confirmations (including the Base Confirmation), and transactions thereunder (as amended or otherwise modified from time to time, the “ISDA Master Agreement”).

WHEREAS, Company has agreed to grant certain security interests to Secured Party under a Security Agreement dated as of March 30, 2016 (the “Security Agreement”) in order to secure the obligations owed by Company to Secured Party under the ISDA Master Agreement;

WHEREAS, certain Pledgors have agreed to grant certain security interests to Secured Party under a Pledge Agreement dated as of March 30, 2016 (the “Pledge Agreement” and, together with the Security Agreement and the ISDA Master Agreement, the “Transaction Documents”) in order to secure the obligations owed by Company to Secured Party under the ISDA Master Agreement;

WHEREAS, the Joining Party is required by Secured Party pursuant to the Transaction Documents to become a Pledgor under the Pledge Agreement; and

WHEREAS, the Joining Party will obtain benefits from credit extended to the Company by Secured Party in connection with the Transaction Documents and, accordingly, desires to execute this Joinder Agreement in order to induce the Secured Party to extend credit to Company under the Transaction Documents.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Beneficiaries and hereby covenants and agrees with the Secured Party as follows:

SECTION 1. By this Joinder Agreement, the Joining Party becomes a Pledgor for all purposes under the Pledge Agreement.

SECTION 2. The Joining Party agrees that, upon its execution hereof, it will become a Pledgor under, and as defined in, the Pledge Agreement, and will be bound by all terms, conditions and duties applicable to a Pledgor under the Pledge Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment when due of the Secured Obligations (as defined in the Pledge Agreement), the Joining Party hereby pledges and assigns to the Secured Party and grants to the Secured Party a security interest in all its right, title and interest in, to and under the Collateral (as defined in the Pledge Agreement), now owned or hereafter acquired by it, in each case to the extent provided in the Pledge Agreement.

SECTION 3. The Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by each Pledgor under the Pledge Agreement in each case as of the date specified in Section 7 hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Pledgor pursuant to the Pledge Agreement and all other Transaction Documents to which it is or becomes a party.

SECTION 4. In addition, Exhibit A to the Pledge Agreement is hereby amended by supplementing such exhibit with the information for the Joining Party contained on Schedule 1 attached hereto.

SECTION 5. THIS JOINDER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE SELECTING ANOTHER LAW). This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder Agreement which shall remain binding on all parties hereto.

SECTION 6. From and after the execution and delivery hereof by the parties hereto, this Joinder Agreement shall constitute a “Security Document” for all purposes under the Security Agreement.

SECTION 7. The effective date of this Joinder Agreement is __.

* * *

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be duly executed as of the date first above written.

*NAME OF ADDITIONAL PLEDGOR*

By:
Name:
Title:

Accepted and Acknowledged by:

EXELON GENERATION COMPANY, LLC,
as Secured Party

By:
Name:
Title:

SCHEDULE 1 TO JOINDER AGREEMENT

SUPPLEMENTS TO EXHIBIT A OF THE PLEDGE AGREEMENT